ROBINSON & COLE llp	Financial Centre
695 East Main Street
P.O. Box 10305
Stamford, CT 06904-2305
Main (203) 462-7500
Fax (203) 462-7599
May 1, 2009
To the Board of Directors
UFood Restaurant Group, Inc.
255 Washington Street, Suite 100
Newton, MA 02458
Re:	UFood Restaurant Group, Inc. Registration Statement on Form S-1
Ladies and Gentlemen:
We have acted as counsel for UFood Restaurant Group, Inc., a Nevada corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the “Securities Act”), a Registration Statement on Form S-1 (the “Registration Statement”), relating to the offer and sale pursuant to the Registration Statement, by the Selling Stockholders identified in the Registration Statement, of up to 79,567,064 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company, in connection with the following:
     (i) 45,184,615 shares of Common Stock issuable upon the conversion of 8% Senior Secured Convertible Debentures (the “Debentures”);
     (ii) 10,844,308 shares of Common Stock issuable upon the pre-conversion in-kind payment of interest due under the Debentures;
     (iii) 23,248,558 shares of Common Stock issuable upon exercise of Common Stock purchase warrants (the “Warrants”) issued to the Selling Stockholders; and
     (iv) 289,583 issued and outstanding shares of Common Stock (the “Shares”) to be offered by the Selling Stockholders.
You have requested our opinion as to the matters set forth below in connection with the issuance or proposed issuance of the Shares. For purposes of rendering this opinion, we are familiar with the Registration Statement, and we have examined the Company’s Amended and Restated Articles of Incorporation, as amended to date, the Company’s

Bylaws, as amended to date, and corporate actions of the Company that provide for the issuances of the Shares. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on statements of an officer of the Company.
Our opinions hereinafter expressed are limited solely to the laws of the State of Connecticut and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction. To the extent that any other laws govern any of the matters as to which we are opining below, including without limitation the laws of the State of Nevada, we have assumed, with your permission and without independent investigation, that such laws are identical to the laws of the State of Connecticut, and we express no opinion as to whether such assumption is reasonable or correct.
Based upon and subject to the foregoing, it is our opinion that:
     (a) the Shares to be offered by the Selling Stockholders have been duly authorized for issuance by the Company and are validly issued, fully paid and non-assessable;
     (b) the shares of Common Stock issuable upon exercise of the Warrants, when issued in the manner described in the Registration Statement, will be duly authorized for issuance by the Company, validly issued, fully paid and non-assessable; and
     (c) the shares of Common Stock issuable upon (A) conversion of the Debentures, (B) in kind payments of interest under the Debentures, when issued in the manner described in the Registration Statement, will be duly authorized for issuance by the Company, validly issued, fully paid and non-assessable.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.
Very truly yours,
/s/ Robinson & Cole LLP
ROBINSON & COLE LLP

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